Exhibit 99.1

CONTACT:	William George	675 Bering Drive, Suite 400
	Chief Financial Officer	Houston, Texas 77057
713-830-9600
713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

Houston, TX — February 23, 2016 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of mechanical services including heating, ventilation, air conditioning, plumbing, piping and controls, today announced net income attributable to Comfort Systems USA of $13,221,000 or $0.35 per diluted share, for the quarter ended December 31, 2015, as compared to $10,682,000 or $0.29 per diluted share, for the quarter ended December 31, 2014.  Earnings per share for the fourth quarter of 2014 included a benefit of $0.08 arising from reductions in tax valuation allowances. The Company reported revenue of $383,840,000 in the current quarter, as compared to $356,468,000 in 2014.  The Company reported free cash flow of $18,139,000 in the current quarter, as compared to $1,377,000 in 2014.  Backlog as of December 31, 2015 was $711,634,000 as compared to $666,332,000 as of September 30, 2015 and $757,804,000 as of December 31, 2014.

Brian Lane, Comfort Systems USA’s President and Chief Executive Officer, said, “Today we are reporting record fourth quarter and full year results.  This extraordinary performance is a testament to the remarkable quality and execution of our workforce.  The investments that we made over the last few years have positioned us to prosper as the underlying fundamentals of our business environment have improved.”

The Company reported net income attributable to Comfort Systems USA for the year ended December 31, 2015 of $49,364,000 or $1.30 per diluted share as compared to $23,063,000 or $0.61 per diluted share, for 2014.  The Company also reported revenue of $1,580,519,000.  On a same-store basis, the Company reported revenue of $1,560,465,000 as compared to $1,410,795,000 in 2014.  Free cash flow for 2015 was $78,397,000 as compared to $24,724,000 in 2014.

Mr. Lane concluded, “Our greatest strength is our ability to generate free cash flow, and we have now experienced positive free cash for seventeen consecutive years.  In 2015 we generated over $78 million in free cash flow, a three-fold increase from 2014.  Reliable cash flow has allowed us to invest in substantial acquisitions and important growth initiatives while simultaneously returning cash to our stockholders through dividends and opportunistically retiring shares of stock.  Since we began our stock repurchase program in 2007, we have purchased over 6 million shares.  With a strong sequential increase to our backlog, and despite the risks facing our modestly improving U.S. economy, we are optimistic about our prospects in 2016 and beyond.”

As previously announced, the Company will host a webcast and conference call to discuss its financial results and position in more depth on Wednesday, February 24, 2016 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-888-713-4213 and enter 35306753 as the passcode. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PP4RJWRNL.  The Company anticipates that an accompanying slide presentation will also be available under the Investor tab.  Pre-registrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection.  The call can also be accessed on the Company’s website at www.comfortsystemsusa.com under the Investor tab.  A replay of the entire call will be available until 11:59 p.m. Central Time, Monday, February 29, 2016 by calling 1-888-286-8010 with the conference passcode of 86265003, and will also be available on our website on the next business day following the call.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 94 locations in 85 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

Certain statements and information in this press release may constitute forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc. and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates. All comments concerning the Company’s expectations for future revenue and operating results are based on the Company’s forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; financial difficulties affecting projects, vendors, customers, or subcontractors; the Company’s backlog failing to translate into actual revenue or profits; failure of third party subcontractors and suppliers to complete work as anticipated;  difficulty in obtaining or increased costs associated with bonding and insurance; impairment to goodwill; errors in the Company’s percentage-of-completion method of accounting; the result of competition in the Company’s markets; the Company’s decentralized management structure; material failure to comply with varying state and local laws, regulations or requirements; debarment from bidding on or performing government contracts; shortages of labor and specialty building materials; retention of key management; seasonal fluctuations in the demand for mechanical systems; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; adverse litigation results; an increase in our effective tax rate; an information technology failure or cyber security breach; and other risks detailed in our reports filed with the Securities and Exchange Commission.

For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

– Financial tables follow –

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months and Twelve Months Ended December 31, 2015 and 2014

(in thousands, except per share amounts)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	(unaudited)
	2015	%	2014	%	2015	%	2014	%
Revenue	$383,840	100.0%	$356,468	100.0%	$1,580,519	100.0%	$1,410,795	100.0%
Cost of services	299,913	78.1%	287,164	80.6%	1,262,390	79.9%	1,161,024	82.3%
Gross profit	83,927	21.9%	69,304	19.4%	318,129	20.1%	249,771	17.7%

SG&A	59,998	15.6%	54,494	15.3%	228,965	14.5%	207,652	14.7%
Goodwill impairment	—	—	—	—	—	—	727	0.1%
Gain on sale of assets	(255)	(0.1)%	(82)	—	(880)	(0.1)%	(830)	(0.1)%
Operating income	24,184	6.3%	14,892	4.2%	90,044	5.7%	42,222	3.0%

Interest expense, net	(391)	(0.1)%	(496)	(0.1)%	(1,681)	(0.1)%	(1,840)	(0.1)%
Changes in the fair value of contingent earn-out obligations	100	—	(35)	—	225	—	(245)	—
Other income (expense)	12	—	(13)	—	76	—	91	—

Income before income taxes	23,905	6.2%	14,348	4.0%	88,664	5.6%	40,228	2.9%
Income tax expense	9,022		2,527		31,224		11,614

Income from continuing operations	14,883	3.9%	11,821	3.3%	57,440	3.6%	28,614	2.0%

Loss from discontinued operations, net of income tax benefit of $—, $—, $— and $10	—		—		—		(15)

Net income including noncontrolling interests	14,883	3.9%	11,821	3.3%	57,440	3.6%	28,599	2.0%

Less: Net income attributable to noncontrolling interests	1,662		1,139		8,076		5,536

Net income attributable to Comfort Systems USA, Inc.	$13,221	3.4%	$10,682	3.0%	$49,364	3.1%	$23,063	1.6%

Income per share attributable to Comfort Systems USA, Inc.:
Basic—
Income from continuing operations	$0.35		$0.29		$1.32		$0.61
Loss from discontinued operations	—		—		—		—
Net income	$0.35		$0.29		$1.32		$0.61

Diluted—
Income from continuing operations	$0.35		$0.29		$1.30		$0.61
Loss from discontinued operations	—		—		—		—
Net income	$0.35		$0.29		$1.30		$0.61

Shares used in computing income per share:
Basic	37,473		37,264		37,442		37,547
Diluted	37,938		37,438		37,868		37,797

Note:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information — Adjusted Earnings Before Interests, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) — (Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2015	%	2014	%	2015	%	2014	%

Net income including noncontrolling interests	$14,883		$11,821		$57,440		$28,599
Discontinued operations	—		—		—		15
Income taxes	9,022		2,527		31,224		11,614
Other expense (income), net	(12)		13		(76)		(91)
Changes in the fair value of contingent earn-out obligations	(100)		35		(225)		245
Interest expense, net	391		496		1,681		1,840
Gain on sale of assets	(255)		(82)		(880)		(830)
Goodwill impairment	—		—		—		727
Depreciation and amortization	6,030		5,974		23,416		21,336
Adjusted EBITDA	$29,959	7.8%	$20,784	5.8%	$112,580	7.1%	$63,455	4.5%

Note:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income including noncontrolling interests, excluding discontinued operations, income taxes, other expense (income), net, changes in the fair value of contingent earn-out obligations, interest expense, net, gain on sale of assets, goodwill impairment and depreciation and amortization.  Other companies may define Adjusted EBITDA differently.  Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2015	2014

Cash and cash equivalents	$56,464	$32,064
Accounts receivable, net	302,052	303,575
Costs and estimated earnings in excess of billings	31,338	27,620
Other current assets	34,419	30,510
Total current assets	424,273	393,769
Property and equipment, net	60,813	55,759
Goodwill	143,874	140,341
Identifiable intangible assets, net	41,079	45,666
Other noncurrent assets	21,555	20,407
Total assets	$691,594	$655,942

Current maturities of long-term debt	$500	$—
Current maturities of long-term capital lease obligations	251	317
Accounts payable	106,684	106,211
Billings in excess of costs and estimated earnings	85,397	77,446
Other current liabilities	112,559	98,362
Total current liabilities	305,391	282,336
Long-term debt	10,500	39,500
Long-term capital lease obligations	256	529
Other long-term liabilities	10,442	12,184
Total liabilities	326,589	334,549
Comfort Systems USA, Inc. stockholders’ equity	346,721	306,281
Noncontrolling interests	18,284	15,112
Total stockholders’ equity	365,005	321,393
Total liabilities and stockholders’ equity	$691,594	$655,942

Selected Cash Flow Data (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	(unaudited)
	2015	2014	2015	2014
Cash provided by (used in):
Operating activities	$23,284	$5,070	$97,867	$42,552
Investing activities	$(5,145)	$(5,803)	$(25,628)	$(74,142)
Financing activities	$(6,747)	$(11,085)	$(47,839)	$11,600

Free cash flow:
Cash from operating activities	$23,284	$5,070	$97,867	$42,552
Purchases of property and equipment	(5,592)	(3,816)	(20,808)	(19,183)
Proceeds from sales of property and equipment	447	123	1,338	1,355

Free cash flow	$18,139	$1,377	$78,397	$24,724

Note:  Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.